Exhibit 99.1

CompoSecure Reports Fourth Quarter and Full Year 2023 Financial Results

Q4 Net Sales up 7% to $100 Million; Q4 Net Income up 39% to $31 Million; Q4 Adj. EBITDA up 22% to $37 Million

Issues 2024 Guidance of Net Sales Between $408-$428 Million; Adj. EBITDA Between $147-$157 Million

Announces up to $40 Million Securities Repurchase Program to Capitalize on Strong Financial Position

SOMERSET, N.J., March 6, 2024 – CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its financial and operating results for the fourth quarter and full year ended December 31, 2023.

“Our fourth quarter provided a strong close to 2023, capping off another year of record revenue and profitability. In addition, profitability was in-line with our original guidance issued in March 2023,” said Jon Wilk, President and CEO of CompoSecure. “Sustained U.S. customer demand continued to drive our domestic net sales, which highlighted a record quarter and was up 9% for the year."

“We have a long history of delivering profitable growth while maintaining our leadership position in the global metal payment card market, which we do not believe is fully reflected in the valuation of our securities. I am excited to announce that the CompoSecure board of directors has approved a repurchase program for up to $40 million of the Company’s outstanding shares of common stock, warrants and/or convertible notes over the next three years to provide us with a new mechanism to unlock shareholder value.”

Mr. Wilk added: “Looking ahead, we expect to maintain a strategic approach to capital allocation that continues to focus on driving organic growth and paying down debt but now also includes additional flexibility to repurchase securities or other opportunities to deliver shareholder value. We believe CompoSecure is well-positioned for another record year as we execute on our growth and profitability objectives.”

Q4 2023 Financial Highlights (vs. Q4 2022)

•	Net Sales: Net Sales increased 7% to $99.9 million compared to $93.8 million. The increase was driven by continued domestic growth in CompoSecure’s metal payment card business, partially offset by select clients more tightly managing inventory, and lower international sales which is a more variable market due to global economic uncertainty.

•	Gross Profit: Gross Profit increased to $52.9 million or 52.9% of Net Sales, compared to $50.3 million or 53.6%.

•	Net Income/EPS: Net Income increased 39% to $31.0 million compared to $22.4 million. The increase was primarily driven by prudent operating expense controls, as reflected by a reduction in selling, general and administrative expenses, as well as changes to the fair value of warrant liabilities, earnout consideration liability and derivative liability. Net Income per share attributable to class A common shareholders was $0.17 (Basic) and (Diluted), compared to $0.14 (Basic) and (Diluted) in the year-ago period.

•	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) increased 30% to $23.1 million compared to $17.7 million in the year-ago period. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $0.29 (Basic) and $0.26 (Diluted) compared to $0.23 (Basic) and $0.20 (Diluted) in the year-ago period (see reconciliation of non-GAAP measures shown in table below).

•	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 22% to $37.2 million compared to $30.6 million, with the increase driven by net sales growth and operating expense reductions.

FY 2023 Financial Highlights (vs. FY 2022)

•	Net Sales: Net Sales increased 3% to $390.6 million compared to $378.5 million. The increase was primarily driven by continued domestic growth in CompoSecure’s metal payment card business, which was up 9%. This was offset by lower international sales.

•	Gross Profit: Gross Profit was $209.1 million or 53.5% of Net Sales, compared to $219.6 million or 58.0%. The decrease was primarily due to lower production efficiencies from new and innovative card constructions, as well as the impact of inflationary pressure on wages and materials.

•	Net Income/EPS: Net Income was $112.5 million compared to $131.8 million. The decrease was due to lower gross profit, changes to the fair value of warrant liabilities, earnout consideration liability and derivative liability, offset by a decrease in operating expenses. Net Income per share attributable to class A common stockholders was $1.03 (Basic) and $0.96 (Diluted), compared to $1.21 (Basic) and $1.13 (Diluted) in the year-ago period.

•	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) was $88.0 million compared to $83.0 million in the year-ago period. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $1.12 (Basic) and $0.97 (Diluted) compared to $1.10 (Basic) and $0.94 (Diluted) in the year-ago period (see reconciliation of non-GAAP measures shown in table below).

•	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 6% to $145.0 million compared to $136.2 million.

Liquidity and Capital Structure

•	Balance Sheet: At December 31, 2023, CompoSecure had $41.2 million of cash and cash equivalents and $340.3 million of total debt, which included $210.3 million of term loan, and $130.0 million of exchangeable notes. This compares to cash and cash equivalents of $13.6 million and total debt of $363.1 million at December 31, 2022. CompoSecure’s secured debt leverage ratio has decreased to 1.39x at December 31, 2023 compared to 1.62x at December 31, 2022 and 2.8x at December 31, 2021.

•	Shares Outstanding: At December 31, 2023, CompoSecure had 79.4 million shares outstanding which included 19.4 million class A shares and 60.0 million class B shares (for more information on shares outstanding, both Basic and Diluted, please refer to CompoSecure’s 10-K and the accompanying earnings presentation).

Full Year Operational Highlights

•	Extended long-term agreements with CompoSecure’s two largest customers: JP Morgan Chase and American Express

•	Produced over 31 million metal payment cards that helped support more than 150 new and ongoing card programs

•	Ranked the #1 metal payment card provider by ABI Research, a global technology market intelligence firm

•	2023 product and innovation highlights:

•	Echo Mirror™ Card – a stainless-steel payment card with a mirror-like finish

•	LED Card – LED lights illuminate the card when a contactless transaction is initiated

•	Lux Glass™ Card – a transparent payment card with a metal bezel

•	Arculus Authenticate hardware passkeys received official designation as a Microsoft FIDO2 security key vendor

•	Arculus cross-chain DeFi capabilities via WalletConnect across major chains

•	Arculus cold storage wallet cryptographic support for more than 10K coins across additional chains

2024 Financial Outlook

CompoSecure expects net sales for the full year to range between $408-$428 million and expects adjusted EBITDA to range between $147-$157 million.

Securities Repurchase Program

CompoSecure has a long history of delivering profitable growth and leading the global market for metal payment cards, which the Company does not believe is fully reflected in the valuation of its securities. To provide a new mechanism to unlock investor value, an independent committee of CompoSecure’s board of directors has approved a repurchase program for up to $40 million of the Company’s outstanding shares of common stock, warrants and/or notes exchangeable for shares of common stock. The repurchase program is effective March 7, 2024 through March 7, 2027.

Repurchases under this program may be made from time to time in the open market, through privately negotiated transactions, tender offers, or otherwise, and will be made as permitted by the terms and conditions of the Company’s senior credit facility and indenture for its exchangeable notes, as applicable. Repurchases of common stock will be conducted in accordance with Rule 10b-18 of the Exchange Act. To facilitate equity repurchases, the Company expects to enter into a Rule 10b5-1 repurchase plan with a third-party broker to allow the Company to repurchase equity at times when it otherwise might be prevented from doing so under insider trading laws or because of trading blackout periods imposed under the Company’s Insider Trading Policy. Any exchangeable note or warrant repurchases will be conducted in accordance with applicable insider trading laws and the Company’s Insider Trading Policy.

Any shares of common stock repurchased under the program may either be returned to the status of authorized but unissued shares of common stock or held as treasury stock of the Company. Subject to applicable law, the Company may elect to amend or cancel the repurchase program or amend the terms thereof.

The Company also entered into an amendment to the Company’s senior credit facility which enables the Company to implement the repurchase program in compliance with the senior credit facility.

Conference Call

CompoSecure will host a conference call and live audio webcast today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Wednesday, March 6, 2024

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of CompoSecure’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although CompoSecure believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, CompoSecure cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning CompoSecure’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect CompoSecure’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in CompoSecure’s forward-looking statements: the ability of CompoSecure to implement the repurchase program as contemplated consistent with CompoSecure’s strategic initiatives described above and the impact of the repurchase program on CompoSecure; the ability of CompoSecure to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that CompoSecure may be adversely impacted by other global economic, business, competitive and/or other factors; the outcome of any legal proceedings that may be instituted against CompoSecure or others; future exchange and interest rates; and other risks and uncertainties, including those under “Risk Factors” in filings that have been made or will be made with the Securities and Exchange Commission. CompoSecure undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. CompoSecure believes EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are useful to investors in evaluating CompoSecure’s financial performance. CompoSecure uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and/or to measure incentive compensation, as we believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling CompoSecure to evaluate and plan more effectively for the future. Due to the forward-looking nature of the financial guidance included above, specific quantification of the charges excluded from the non-GAAP financial measures included in such financial guidance, including with respect to depreciation, amortization, interest, and taxes, that would be required to reconcile the non GAAP financial measures included in such financial guidance to GAAP measures are not available, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward looking non-GAAP financial measures is included. In addition, CompoSecure’s debt agreements contain covenants that use a variation of these measures for purposes of determining debt covenant compliance. CompoSecurebelieves that investors should have access to the same set of tools that its management uses in analyzing operating results. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are significant components in understanding and assessing CompoSecure’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of CompoSecure’s liquidity and may be different from similarly titled non-GAAP measures used by other companies. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures for the year ended December 31, 2023.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(917) 208-7724

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

CMPO@elevate-ir.com

CompoSecure, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	December 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$41,216	$13,642
Accounts Receivable, net	40,488	37,272
Inventories	52,540	42,374
Prepaid expenses and other current assets	5,133	3,824
Property and equipment, net	25,212	22,655
Right of use assets operating, net	7,473	8,932
Deferred tax asset	23,697	25,569
Derivative asset - interest rate swap	5,258	8,651
Deposits and other assets	24	24
TOTAL ASSETS	$201,041	$162,943

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$10,313	$14,372
Current portion of lease liabilities	1,948	1,846
Current portion of tax receivable agreement liability	1,425	2,367
Accounts payable	5,193	7,127
Accrued expenses	11,987	10,154
Commission payable	4,429	3,317
Bonus payable	5,616	8,177
Long-term debt, net of deferred finance costs	198,331	216,276
Convertible notes, net of debt discount	127,832	127,348
Derivative liability - convertible notes	425	285
Warrant liability	8,294	16,341
Earnout consideration liability	852	15,090
Lease liabilities, operating	6,220	7,766
Tax receivable agreement liability	23,949	24,475
Total stockholders' (deficit)	(205,773)	(291,998)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$201,041	$162,943

CompoSecure, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net sales	$99,900	$93,790	$390,629	$378,476

Operating expenses:
Cost of sales	47,005	43,514	181,547	158,832
Selling, General and administrative	22,368	25,425	89,995	104,749
Total operating expenses	69,373	68,939	271,542	263,581

Income from operations	30,527	24,851	119,087	114,895

Total other income (expense), net	4,399	(1,872)	(2,011)	21,280
Income before income taxes	34,926	22,979	117,076	136,175
Income tax (expense) benefit	(3,901)	(622)	(4,556)	(4,360)
Net income	31,025	22,357	112,520	131,815

Net income attributable to non-controlling interests	27,730	20,113	93,281	113,158
Net income attributable to CompoSecure, Inc	$3,295	$2,244	$19,239	$18,657

Net income per share attributable to Class A common stockholders -basic	$0.17	$0.14	$1.03	$1.21
Net income per share attributable to Class A common stockholders - diluted	$0.17	$0.14	$0.96	$1.13

Weighted average shared used to compute net income per share attributable to Class A common stockholders - basic (in thousands)	19,375	16,059	18,661	15,372
Weighted average shared used to compute net income per share attributable to Class A common stockholders - diluted (in thousands)	19,375	16,059	35,312	32,555

CompoSecure, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITES:
Net income	$112,520	$131,815
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	8,387	8,575
Stock-based compensation expense	17,562	11,465
Inventory reserve	(1,182)	1,668
Amortization of deferred finance costs	1,546	2,345
Change in fair value of earnout consideration liability	(14,237)	(23,337)
Revaluation of warrant liability	(8,047)	(18,930)
Change in fair value of derivative liability	139	(266)
Deferred tax (benefit) expense	2,667	3,193
Changes in assets and liabilities
Accounts receivable	(3,216)	(9,347)
Inventories	(8,984)	(18,237)
Prepaid expenses and other assets	(1,309)	(1,228)
Accounts payable	(1,934)	68
Deposits and other assets	-	(14)
Accrued expenses	1,833	23
Other liabilities	(1,433)	4,990
Net cash provided by operating activities	104,312	92,783
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(10,944)	(9,053)
Net cash used in investing activities	(10,944)	(9,053)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase plan and exercise of equity awards	1,196	82
Payments for taxes related to net share settlement of equity awards	(3,126)	-
Payment of line of credit	-	(15,000)
Payment of Tax receivable agreement liability	(2,436)	(110)
Deferred finance costs related to debt modification	(256)	-
Payment of term loan	(22,810)	(16,878)
Distributions	(38,362)	(36,293)
Payment of issuance cost related to business combination	-	(23,833)
Net cash used in financing activities	(65,794)	(92,032)
Net increase (decrease) in cash and cash equivalents	27,574	(8,302)
Cash and cash equivalents, beginning of period	13,642	21,944
Cash and cash equivalents, end of period	$41,216	$13,642

Supplementary disclosure of cash flow information
Cash paid for interest expense	27,247	21,379
Cash paid for income taxes	2,760	858
Supplemental disclosure of non-cash financing activity:
Derivative asset - interest rate swap	5,258	8,651

CompoSecure, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income	$31,025	$22,357	$112,520	$131,815
Add:
Depreciation	2,138	1,998	8,387	8,575
Interest expense, net (1)	5,800	6,182	24,156	22,544
Income tax expense (benefit)	3,901	622	4,556	4,360
EBITDA	$42,864	$31,159	$149,619	$167,294
Stock-based compensation	4,510	3,730	17,562	11,465
Mark to market adjustments (2)	(10,198)	(4,310)	(22,145)	(42,533)
Adjusted EBITDA	$37,176	$30,579	$145,036	$136,226

(1)	Includes amortization of deferred financing cost for the three and twelve months ended December 31, 2023 and 2022, respectively.
(2)	Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability for the three and twelve months ended December 30, 2023 and 2022, respectively

CompoSecure, Inc.

Non-GAAP Adjusted EPS Reconciliation

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

	(in thousands) except per share amounts
Basic and Diluted:
Net income	$31,025	$22,357	$112,520	$131,815
Add: provision for income taxes	3,901	622	4,556	4,360
Income before Income taxes	34,926	22,979	117,076	136,175
Income tax expense (1)	(6,399)	(4,784)	(24,403)	(22,423)
Adjusted net income before adjustments	28,527	18,195	92,673	113,752
(Less): mark-to-market adjustments (2)	(9,974)	(4,227)	(22,284)	(42,267)
Add: stock-based compensation	4,510	3,730	17,562	11,465
Adjusted net income	$23,063	$17,698	$87,951	$82,950
Common shares outstanding used in computing earnings per share, basic:
Class A and Class B common shares (3)	79,334	76,384	78,619	75,697
Common shares outstanding used in computing earnings per share, diluted:
Warrants (Public and Private) (4)	8,094	8,094	8,094	8,094
Equity awards	2,988	3,859	3,651	4,183
Total Shares outstanding used in computing adjusted earnings per share - diluted	90,416	88,337	90,364	87,974

Adjusted net income per share- basic	$0.29	$0.23	$1.12	$1.10
Adjusted net income per share- diluted	$0.26	$0.20	$0.97	$0.94

1)	Calculated using the Company's blended tax rate.
2)	Includes the changes in fair value of warrant liability and earnout consideration liability.
3)	Assumes both Class A shares and Class B shares participate in earnings and are outstanding at the end of the period.
4)	Assumes treasury stock method, valuation at assumed fair market value of $18.00.
5)	The Company did not include the effect of Exchangeable Notes to its total shares outstanding used in diluted adjusted net income per share.

End